Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation Announces Purchase of Chicago Retail Center

OAK BROOK, IL (January 13, 2011) – Inland Real Estate Corporation (NYSE: IRC) today announced that its joint venture with PGGM has acquired Joffco Square, a multi-level shopping center located in Chicago, Illinois, comprising 95,354 square feet of retail space anchored by Best Buy and Bed Bath & Beyond, plus three levels of deck parking.  The venture completed its acquisition of the property on January 11, 2011, for a purchase price of $23.8 million, excluding closing costs and adjustments.  The selling entity was River West Plaza-Chicago, LLC.  The IRC-PGGM joint venture anticipates placing property-level financing on the asset at leverage levels consistent with its existing business plan.

The Joffco Square shopping center, completed in 2008, is located in an area referred to as the South Loop, immediately southwest of downtown Chicago.  In recent years, the area surrounding Joffco Square has been revitalized through redevelopment and includes a significant amount of residential developments comprised of townhomes, apartments, student housing and condominiums.  The retail center is supported by strong demographics, boasting an established population base of more than 363,000 and average household income of $81,722 within a three-mile radius.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 144 open-air neighborhood, community, power, and lifestyle shopping centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.